SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ X ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14-c5(d)(2))
[   ]  Definitive Information Statement

                               AVIC TECHNOLOGIES LTD.
                               ---------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:


  Fee paid previously with preliminary materials.
  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:


    2) Form, Schedule or Registration Statement No.:

---------------------------------------

    3) Filing Party:

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    4) Date Filed:

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

Introduction

         This Information Statement, which is being mailed on or about April 3, 2004 to the holders of shares of common stock, par value, $0.0001 per share of AVIC Technologies Ltd., is being furnished in connection with the anticipated re-organization and re-orientation of the Company. These changes are to be made upon the closing of the recently announced Agreement whereby we are to acquire 100% of the common stock of East Delta Resources Corp.

         This acquisition will permit us to undertake a new direction oriented toward mineral exploration and mining. To proceed in this new direction, and as a first step to the closing of this Agreement, we are implementing the required steps to change the Company's name to East Delta Resources Corp.

         The closing of this acquisition and the changes that will take place after compliance with Delaware corporate law and federal securities laws, is anticipated to occur towards the end of April, 2004. After the closing, we expect to retain our current management and continue our operations at our current business location, and the present public company will have changed its corporate name to East Delta Resources Corp., have a new CUSIP number, and we anticipate obtaining a new NASD Bulletin Board trading symbol. In addition to these changes, within 60 days after the closing, we plan to reverse split our common shares within a range of 1 for 3 to 1 for 5, the final ratio to be decided upon by the Board of Directors.

         Under Delaware corporate law, all the activities enumerated above requiring shareholder approval can be taken by obtaining written consent and approval of 50.01% of the holders of voting stock, in lieu of a meeting of the shareholders. These approvals have already been obtained. No action is required by the minority shareholders in connection with the above activities. However,
Section 14 of the Securities Exchange Act of 1934, requires us to mail to all our shareholders the information set forth in this Information Statement prior to undertaking the above changes.

         For the moment we are only changing the Company's name in anticipation of the closing. In the event the closing does not occur, management will consider whether to leave the name as is or to change it back to its current name or some other name. We are taking this action now as a show of good faith and we anticipate filing an additional disclosure statement as the closing approaches.


                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q: WHAT IS THE PROPOSED TRANSACTION?

A: Management has determined that it is in the best interest of the Company and its stockholders to re-orient the business into exploration and mining of precious metals and to try to create additional shareholder value by acquiring an operating business.

Q: HOW WILL THIS BE ACCOMPLISHED?

A: The Company has decided to focus on China and gold as its initial foray into the mining industry and to this end has signed an Agreement to acquire an existing exploration company whose principals have spent many years of prospecting in China.

Q: HOW WILL THIS AFFECT THE STOCKHOLDERS?

A: The acquisition will result in the issuance of 25,600,000 common shares of the Company to the selling shareholders of East Delta Resources Corp., so that the existing shareholders will see their holdings diluted by approximately 63%.

Q: WHAT OTHER CHANGES WILL OCCUR?

A: In order to create a capital structure that will be appealing to investors in our new operating business, we will also implement a reverse split of our stock in the ratio of somewhere between 1:3 to 1:5. The final ratio is to be decided by the Board of Directors within 60 days of the closing of the transaction. Also, in order to be identified with the mining business, the Company will change its name to East Delta Resources Corp.

Q: WHO WILL MANAGE THE NEW BUSINESS ORIENTATION?

A: The current president of the Company, Mr. Victor I.H. Sun, will stay on as president and expects to engage new officers, some from the existing management team at East Delta Resources Corp.

Q: WHAT ARE THE TAX CONSEQUENCES OF THIS TRANSACTION?

A: The transaction will not be a taxable event for the stockholders.

Q: IF I OPPOSE THE TRANSACTION, DO I HAVE APPRAISAL RIGHTS?

A: No. Under Delaware Law, this transaction does not give any stockholder any appraisal rights.

Q: WILL THERE BE DILUTION AS A RESULT OF THIS TRANSACTION?

A: Yes. We estimate that the new shareholders and in addition to shares already owned by Mr. Victor Sun, together will control approximately 70% of the Company.

Q: WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?

A: We are working to complete the transaction as soon as possible. Currently, we expect to close before the end of April 2004.

Q: WHO CAN HELP ANSWER AN OTHER QUESTIONS I MIGHT HAVE?

A: If you have any more questions about the transaction, you should contact Mr. David Amsel at the following address and phone number:

David Amsel
c/o AVIC Technologies Ltd.
447 St. Francis-Xavier St.
Montreal, Quebec   H2Y 2T1
(514) 487-8468

Q: WHERE  CAN I FIND  ADDITIONAL  INFORMATION  ABOUT  THE  TRANSACTION  AND THE
COMPANY?

A: A copy of the Acquisition Agreement will be provided to any stockholder upon request to David Amsel, who can be reached at the contact information set forth above. In addition, this Information Statement will be filed with the Securities and Exchange Commission (the "SEC"). You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.SEC.gov.


                         The New Direction of the Company

         AVIC Technologies Ltd., and its potential acquisition, East Delta Resources Corp. ("EDR" or the "Company") are Delaware corporations whose business objectives are to profit from the recent worldwide strong revival of interest in precious metals. EDR's primary activity is in gold exploration, development and production. EDR also plans to participate in other mineral exploration and mining, specifically, nickel, zinc and lead. EDR operates through a wholly owned Canadian subsidiary, Amingo Resources Inc. of Montreal, Quebec.

         Additional information and a description of the new business will be available in a second information circular, which is expected to be filed within 60 days of this filing.

         As a first step towards implementing and closing the acquisition of East Delta Resources, the Board of Directors of AVIC, with majority shareholder approval, is undertaking the requisite measures to change its name to East Delta Resources Corp.


Voting Securities

         The common stock is our only class of voting securities entitled to vote for the election of directors. Each share is entitled to one vote. As at February 29, 2004, we had 15,221,000 common shares outstanding.

Security Ownership of Certain Beneficial Owners & Management

         The following table sets forth, as of February 29, 2004, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group. Each stockholder's address is c/o the Company, 447 St.Francis-Xavier St., Montreal, Quebec H2Y 2T1, unless otherwise indicated.


Class            Name and Address of Owner         Amount of Shares   % of Class
-----            -------------------------         -----------------  ----------

Common Stock           Victor Sun                    1,020,000            6.7
Common Stock           Annette Shaw                  4,500,000           29.6
Common Stock           Louis Ladouceur               1,580,000           10.4


Executives Officers and Directors as a Group (2 persons)        17.1%